MEDICORE , INC.

                         STOCK OPTION AGREEMENT


     AGREEMENT, dated this 15th day of May, 1998, between MEDICORE, INC., a Florida corporation (hereinafter called the "Company"), and DIAN GRIESEL (hereinafter called the "Optionee").

                              WITNESSETH:

     WHEREAS, the Board of Directors of the Company authorized the Company to enter into an Investor Relations Agreement with The Investor Relations Group, Inc. ("IRG"), and pursuant thereto granted to the Optionee as designated by IRG an option ("Medicore Option") to pur-chase 11,500 shares of common stock, par value $.01 per share ("Medicore Option Shares"), of the Company at $2.25 per Medicore
Option Share (the "Option Price"), such Medicore Option to be exercisable for three years to May 14, 2001 ("Expiration Date"), subject to earlier termination as provided herein ("Medicore Option Termination Date" as defined herein); and

     WHEREAS, the Optionee accepts said Medicore Option and agrees to be bound by the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and other good and valuable consid-eration, the receipt whereof is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

GRANT OF MEDICORE OPTION:  ADJUSTMENT OF MEDICORE OPTION SHARES
---------------------------------------------------------------

     1.1 The Company hereby issues a Medicore Option to purchase from the Company, upon the terms and conditions herein, 11,500 Medicore Option Shares for a consideration of the Option Price.

     1.2 The number of Medicore Option Shares above stated, and the Option Price thereof, shall be subject to adjustment from time to time as provided herein.


PAYMENT FOR MEDICORE OPTION SHARES
----------------------------------

     2.1 The Option Price for the Medicore Option Shares to be purchased pursuant to each exercise of the within Medicore Option shall be paid to the Company by the Optionee in full in cash or by certified or bank cashier's check at the time of such exercise of the Medicore Option.

EXERCISE OF MEDICORE OPTION
---------------------------

     3.1 The within Medicore Option is exercisable only to the extent provided herein during the term of this Medicore Option, which is for a period of three (3) years, terminating at the earlier of the (i) close of business on the Expiration Date, or (ii) Medicore Option Termination Date as defined below.

     3.2 This Medicore Option and the right to purchase the Medicore Option Shares shall vest in accordance with the Vesting Schedule A attached commencing June 30, 1998.

     3.3 This Medicore Option may be terminated for any reason by either the Company, IRG or the Optionee at any time on or after August 15, 1998 upon thirty (30) days written notice to the other, or the Company may terminate this Medicore Option immediately based upon notice of any increase in fees for services by IRG ("Medicore Option Termination Date"). Should either the Company, IRG or the Optionee terminate this Medicore Option, then the within Medicore Option to the extent vested as of the Medicore Option Termination Date shall be exercisable through the Ex-piration Date and the non-vested portion of the within Medicore Option as of the Medicore Option Termination Date shall, without further action or notice, become null and void.

     3.4 The Company may delay the exercise of any Medicore Option if the Medicore Option Shares are required to be listed, registered or qualified on any securities or Nasdaq Stock Exchange under law. The Company shall not be obligated to deliver any Medicore Option Shares until such Medicore Option Shares have been so listed, registered or qualified on any securities or Nasdaq Stock Exchange (or authorized for listing, registration or qualification upon official notice of such ex-change). However, any delay under this Section 3.4 shall not extend, modify the exercisability of the Medicore Option to the extent then vested, or otherwise affect the Expiration Date or the Medicore Option Termination Date.

     3.5 At least five (5) days prior to the date upon which any portion of the vested Medicore Option is to be exercised, the Optionee shall deliver to the Company written notice of its election to exercise all or part of the vested Medicore Option, subject to the limitations provided herein, which notice shall specify (i) the date and time for the exercise of the Medicore Option, (ii) the number of Medicore
Option Shares in respect of which the Medicore Option is to be exer-cised, and (iii) the address to which the Medicore Option Shares are to be mailed. The date specified in such notice shall be a business day and the time specified shall be during the regular business hours of the Company.

     3.6 The Optionee shall, at the date and time specified in such notice, pay the Company cash or other consideration acceptable to the Company, at the principle office of the Company, the Option Price for the Medicore Option Shares in respect of which the vested Medicore Option is being exercised, to wit, the amount of the product of $2.25 (or such then adjusted Option Price) times the number of Medicore Option Shares into which the Medicore Option is being exercised. The notice and payment shall be delivered in person or shall be sent by registered mail, return receipt requested, to Lawrence E. Jaffe, the Secretary of the Company, 777 Terrace Ave., Hasbrouck Heights, New Jersey 07604. In either event upon timely and proper exercise of the Medicore Option, the Company shall as soon as practicable and with all due expedition deliver to the Optionee, who shall so have properly exercised the Medicore Option, certificates registered in the name of such person representing the number of Medicore Option Shares in respect of which the Medicore Option was exercised, subject to the approval of any governmental or regulatory authority required in connection with the authorization, issuance, sale or transfer of such Medicore Option Shares. Delivery shall be deemed effected for all purposes when the Company's stock transfer agent shall have deposited such Medicore Option Share certificate or certificates in the United States mail, addressed as per the Optionee's notice. If the Medicore Option is exercised in part, a new Medicore Option for the balance of the unexercised Medicore Option Shares will be issued by the Company to the Optionee.

     3.7 The Optionee shall not have any rights and privileges of a shareholder of the Company in respect of any of the Medicore Option Shares underlying the Medicore Option unless and until and only to the extent it, he or she shall have properly exercised the Medicore Option and paid for the Medicore Option Shares in accordance with the terms and provisions of this Option Agreement. The Medicore Option shall be considered exercised on the date the notice and payment are delivered to or received by the Secretary of the Company; provided if payment is by check, the exercise date shall be the date such check clears payment. The Optionee shall have no rights with respect to such Medicore Option Shares not expressly conferred by this Option Agreement.


RESTRICTIONS ON EXERCISE OF MEDICORE OPTION AND SALE OF MEDICORE OPTION
-----------------------------------------------------------------------
SHARES
------

     4.1 In addition to the limitations on the exercise of a Medicore Option as provided in Sections 3.1 et seq. hereof, the within Medicore Option shall not be exercisable if:

          (a) The exercise thereof will involve a violation of any ap-plicable federal or state securities law; or

          (b) The exercise thereof will require registration under the Securities Act of 1933, as amended (the "Act") of the Medicore Option Shares.

     4.2 (a) The Optionee acknowledges that the Medicore Option and underlying Medicore Option Shares are not transferable without compli-ance with the registration requirements of the federal and state securities laws or an opinion of counsel for the Optionee has been received by and is satisfactory to the Company to the effect that such registration is not required; any determination in this connec-tion by the Company shall be final, binding and conclusive; that the Optionee has no right to transfer either the Medicore Option or the underlying Medicore Option Shares except as provided in Section 4.2(c) below; and

          (b) The Optionee understands that the Medicore Option and any Medicore Option Shares with which the Medicore Option is exercised are being issued to it pursuant to a non-public offering exemption under the Act, that the Medicore Option Shares that may be issued upon exercise of the Medicore Option shall have a legend on the face thereof indicating the restrictive nature of the Medicore Option Shares in pertinent part as follows: "The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company that regis-tration is not required"; and that such Medicore Option Shares and the Medicore Option shall have stop transfer instructions issued against the same.

          (c) Should the Company file a registration statement for the public sale of its securities, it shall, subject to Medicore Option Shares then being outstanding and restricted from public resale as contemplated in Section 4.2(a) and (b), or the Medicore Options then remaining outstanding have vested and continue to be exercisable prior the Expiration Date, notify the Optionee or the Medicore Option Share holder if such Medicore Option Shares are then not otherwise freely tradable, of the

Company's filing of a registration statement, and if so requested by such Optionee or Medicore Option Share holder, the Company shall include in its registration statement such information as may be required to permit a public offering of any of the Medicore Option Shares then outstanding or otherwise issuable pursuant to Medicore Options then vested and remaining exercisable as provided herein, as the case may be, at the sole expense of the Company, except for fees and expenses of the Optionee's or the Medicore Option Share holder's counsel and other advisors and any selling expenses and commissions or underwriting discounts applicable to the offer and sale of the Medicore Option Shares by the Optionee or Medicore Option Share holder pursuant to the registration statement, including any transfer taxes relating to the Medicore Option Shares sold. The Optionee or the Medicore Option Share holder shall furnish information reasonably requested by the Company in accordance with such registration state-ment and shall furnish indemnifications as set forth below.

     This Section 4.2(c) relating to inclusion of Medicore Option Shares in a registration statement is not applicable to any registration state-ment filed by the Company on Forms S-4 or S-8 (including any Form S-3 related to such Form S-8) or any other comparable form. It is further agreed that if the managing underwriter in any underwritten offering of a registration statement by the Company shall advise the Company that it declines to include a portion or all of the Medicore Option Shares requested by the Optionee or the Medicore Option Share holder to be included in the registration statement, then inclusion and distribution of all or that specified portion of the Medicore Option Shares shall be excluded from such registration statement.

     The Company shall use its best efforts to cause any such registra-tion statement to become effective; provided, the Optionee and the Medicore Option Share holder acknowledge and agree that since the effective date of a registration is beyond the control of the Company, there is no guarantee when, if ever, any such registration will become effective.

          (d) Whenever pursuant to Sections 4.2(c) a registration statement relating to the Medicore Option Shares is filed under the Act, or is amended or supplemented, the Optionee and the Medicore Option Share holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration state-ment and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabil-ities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or sup-plement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue state-ment or alleged untrue statement or omission was made in said regis-tration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by the Optionee and/or the Medicore
Option Share holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

     4.3 At the time of any exercise of the within Medicore Option, the Optionee shall represent to and agree with the Company in writing that it, he or she is acquiring the Medicore Option Shares in respect of which the Medicore Option is being exercised for the purpose of investment and not with a view to distribution, subject to Section 4.2(c).

     4.4 Subject to Section 4.2(c), the Optionee agrees that it will not sell, assign, pledge, gift, hypothecate, transfer, or otherwise dispose of any of the Medicore Option Shares or the Medicore Option at any time under circumstances which would require the filing of a registration statement in respect of such Medicore Option or Medicore Option Shares under the provisions of the Act.

     4.5 The Company shall not be obligated to take any other affirmative action in order to cause or facilitate the exercise of the Medicore Option or the issuance of the Medicore Option Shares pursuant thereto to comply with any state or federal law, rule or regulation.


CHANGES IN CAPITAL STRUCTURE
----------------------------

     5.1 Existence of this Medicore Option shall not impair the right of the Company or its shareholders to make or effect any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger of consolidation of the Company or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Company, or Common Stock of the Company, or any grant of options on its securities through any qualified or non-qualified stock plan or otherwise, or any other cor-porate act or proceeding, whether of a similar character or otherwise.

     5.2 Except as hereinafter expressly provided, the issuance by the Company of shares of Common Stock of any class, for cash or property, or for labor or services, either upon sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company converted into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the Option Price, or the number, class or price of the Medicore Option Shares then subject to the Medicore Option.

     5.3 The only adjustment to the Medicore Option Shares are as follows:

          (a) If, at any time or from time to time after the date of this Option Agreement and up through the earlier of the Expiration
Date or the Medicore Option Termination Date ("Adjustment Period"), the Company shall distribute to the holders of its Common Stock, with respect to the Common Stock, without payment therefor, securities or property, other than shares of the Common Stock of the Company, other than rights to purchase shares of the Common Stock, and other than cash, then, and in each such case, the Optionee, upon the proper and timely exercise of this Medicore Option, shall be entitled to receive the securities and properties to which it would have been entitled had it been a shareholder of record of the Medicore Option Shares received upon such exercise of the Medicore Option at the time the Company made such distribution of securities or property and had, during the period from the date of this Medicore Option to and including the date of such exercise, retained such Medicore Option Shares and the securities and properties receivable by it during such Adjustment Period. Notice of each such distribution shall be forthwith mailed to the Optionee.

          (b) If the Company shall be consolidated with or merged into another corporation or shall sell all or substantially all of its assets as part of a reorganization within the meaning of the Internal Revenue Code or shall reclassify or reorganize its capital structure (except a stock split or combination covered by subparagraph (a) hereof), and in such transactions holders of the Common Stock exchange their Common Stock for shares of stock or other securities ("Transaction Securities") of the Company or another corporation, receive additional Common Stock or other securities, or surrender a portion of their Common Stock, then:

               (1) Except as provided in Section 5.3(b)(2) hereof, the Optionee shall be entitled, in lieu of the Medicore Option, to an Option or Options to purchase Transaction Securities in an amount (if any) equal to the Transaction Securities that the Optionee would have received if the Optionee had exercised the Medicore Option in full and held the Medicore Option Shares to which the Medicore Option related at the time of such transaction. The Option Price per share or other unit of such Transaction Securities shall be determined by dividing the Option Price by the number of shares or other units (or the fraction of a share or other unit) of Transaction Securities into which each share of common stock is converted or for which common stock is ex-changed in such transaction.

               (2) Notwithstanding any other provision hereof, the Board of Directors of the Company may cancel the Medicore Option as of the effective date of any transaction described in this Section 5.3(b); provided that (A) notice of such cancellation shall have been given to the Optionee at least thirty (30) days before the effective date of such transaction, and (B) the Optionee shall have the right to exercise the Medicore Option in accordance with and pursuant to the limits of Sections 3.2 and 3.3 hereof during the thirty (30) day period immediately preceding the effective date of such transaction.


MISCELLANEOUS
-------------

     6.1 The granting of this Medicore Option shall not impose upon the Company any obligation to employ, retain or become affiliated with or continue to employ, retain or be affiliated with IRG or the Optionee. This Option Agreement shall not be construed as preventing nor shall it prevent the Company from terminating any agreement or other affilia-tion with the Company or its affiliated companies that might exist with IRG or the Optionee.

     6.2 This Option Agreement shall be binding upon and inure to the benefit of the Company and its successors and upon IRG and the Optionee and its, his and/or her successors, assigns, including without limitation the estate of the Optionee and the executors, administrators and/or trustees of such estate, and any creditor, receiver, trustee in bank-ruptcy or representative of any such Optionee; provided that the within Medicore Option shall be exercisable only by the Optionee except as may be approved in writing by the Company.

     6.3 This Option Agreement shall be deemed to be made under and shall be construed in accordance with the laws of the State of New Jersey.

     6.4 This Option Agreement is effective as of May 15, 1998 and, unless sooner terminated in accordance with the terms hereof, shall remain in effect until the earlier of the Effective Date or the Medicore Option Termination Date as provided herein. No modification or amendment of this Option Agreement shall become effective until such modification or amendment shall have been approved by the Board of Directors of the Company.

     6.5 The Company's obligation to deliver Medicore Option Shares is subject to all the terms and conditions of this Option Agreement and shall be subject to applicable federal, state and local tax with-holding and reporting requirements.

      IN WITNESS WHEREOF, the Company, IRG and the Optionee have each caused this Option Agreement to be executed by its President, Vice President, or Secretary and/or individually, as the case may be, there-unto duly authorized, the day and year first above written.

                                     MEDICORE, INC.

                                       /s/ Thomas K. Langbein

                                     By--------------------------------
                                       Thomas K. Langbein, Chairman of
                                       the Board of Directors

                                     THE INVESTOR RELATIONS GROUP, INC.

                                       /s/ Dian Griesel

                                     By--------------------------------
                                       DIAN GRIESEL, President


     The Optionee hereby accepts and agrees to be bound by all the terms and conditions hereof.

                                     DIAN GREISEL
                                    (Optionee)

                                       /s/ Dian Griesel

                                     By--------------------------------
                                       DIAN GRIESEL

Date: May 15, 1998

                                  SCHEDULE A

                     VESTING SCHEDULE OF MEDICORE OPTIONS



                Date                   Medicore Option Vests
                ----                   ---------------------

          June 30, 1998              2,500 Medicore Option Shares

          September 30, 1998         2,500 Medicore Option Shares

          December 31, 1998          5,000 Medicore Option Shares

          March 31, 1999             1,500 Medicore Option Shares
                                    ------

             TOTAL                  11,500 Medicore Option Shares
                                    ======